EXHIBIT 99.1

TRUEBLUE REPORTS 2014 THIRD QUARTER RESULTS

TACOMA, WA-Oct. 23, 2014--TrueBlue, Inc. (NYSE:TBI) today reported results for the third quarter of 2014.

•	Revenue was $633 million, up 40 percent compared to revenue of $451 million for the third quarter in 2013.

•	Net income was $21 million compared to $19 million for the third quarter of 2013.

•	Adjusted net income* was $22 million, or $0.54 per diluted share, compared to $19 million, or $0.48 per diluted share, for the third quarter of 2013.

•	Adjusted EBITDA* was $42 million, up 25 percent compared to $33 million for the third quarter of 2013.

“We are pleased with the success of our growth strategies, which produced strong revenue and profit growth this quarter,” TrueBlue CEO Steve Cooper said. “Our team continues to focus on providing more value to customers through the specialized services we offer. In addition, we have a proven track record of acquiring companies with complementary service offerings that enable our customers to better manage their workforce.”

TrueBlue completed its acquisition of Seaton on June 30, 2014, the first day of its third quarter. TrueBlue refers to Seaton’s industry-leading brands, Staff Management | SMX, PeopleScout and HRX, as its Outsourcing Solutions group. TrueBlue is now the largest industrial staffing provider in the U.S.

“We are excited about the opportunities to expand our EBITDA margin through operational efficiency and the use of technology,” Cooper said. “This reduces the dependency on our branch footprint while allowing us to still deliver excellent service.”

TrueBlue has consolidated 52 branches year to date, resulting in 708 branches in operation at the end of the quarter.

TrueBlue estimates revenue in the range of $695 million to $705 million and adjusted net income* per diluted share of $0.44 to $0.49 for the fourth quarter of 2014.

Management will discuss third quarter 2014 results on a conference call at 6 a.m. PT (9 a.m. ET), today, Thursday, Oct. 23. The conference call can be accessed on TrueBlue’s web site: www.trueblue.com

*	This is a non-GAAP financial measure that excludes non-recurring acquisition and integration costs for which a reconciliation is provided along with the financial statements accompanying this release.

About TrueBlue
TrueBlue (NYSE: TBI) is a leading staffing, recruiting and workforce management company. The company fills individual positions on demand, staffs entire facilities, and manages outsourced recruiting processes and staffing vendor programs for a wide variety of clients. The company’s specialized workforce solutions meet clients’ needs for a reliable, efficient workforce, and it serves a wide variety of industries. TrueBlue connects as many as 500,000 people to work each year. Learn more about TrueBlue at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 27, 2013. Additional risk factors resulting from the acquisition of Seaton will be included in our Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
Derrek Gafford, EVP & CFO
253-680-8214

Stacey Burke, VP of Corporate Communications
253-680-8291

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	September 26, 2014	September 27, 2013	September 26, 2014	September 27, 2013
Revenue from services	$633,365	$451,169	$1,482,655	$1,219,977
Cost of services	473,766	327,641	1,103,914	897,937
Gross profit	159,599	123,528	378,741	322,040
Selling, general and administrative expenses	120,318	90,767	308,654	268,538
Depreciation and amortization	9,719	4,771	20,126	15,133
Income from operations	29,562	27,990	49,961	38,369
Interest and other income (expense), net	(409)	416	385	1,167
Income before tax expense	29,153	28,406	50,346	39,536
Income tax expense	8,243	9,454	11,696	9,124
Net income	$20,910	$18,952	$38,650	$30,412

Net income per common share
Basic	$0.51	$0.47	$0.95	$0.76
Diluted	$0.51	$0.47	$0.94	$0.75

Weighted average shares outstanding
Basic	40,793	40,330	40,701	40,085
Diluted	41,038	40,670	40,971	40,395

TRUEBLUE, INC.
SELECTED FINANCIAL DATA
(Unaudited, in thousands)

	13 Weeks Ended
	September 26, 2014			September 27, 2013
	Legacy TrueBlue	Seaton (1)	Total Company	Legacy TrueBlue
Revenue from services	$484,729	$148,636	$633,365	$451,169

Adjusted EBITDA (2)	34,932	6,688	41,620	33,394
Non-recurring acquisition costs (3)			2,339	633
EBITDA (2)			39,281	32,761
Depreciation and amortization			9,719	4,771
Interest income (expense), net			(409)	416
Income before tax expense			$29,153	$28,406

(1) Seaton was acquired effective June 30, 2014. Therefore, the comparative prior year amounts are not presented.

(2) EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income (loss). Adjusted EBITDA further excludes from EBITDA non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions. EBITDA and Adjusted EBITDA are key measures used by management in evaluating performance. EBITDA and Adjusted EBITDA should not be considered a measure of financial performance in isolation or as an alternative to income from operations in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

(3) Non-recurring acquisition costs for the 13 weeks ended September 26, 2014 related to the acquisition and integration of Seaton. The acquisition was completed effective June 30, 2014, the first day of our third quarter. The non-recurring acquisition costs for the prior year related to the acquisition and integration of TWC.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 26, 2014	December 27, 2013
Assets
Current assets:
Cash and cash equivalents	$29,244	$122,003
Marketable securities	1,746	14,745
Accounts receivable, net	310,926	199,519
Other current assets	35,629	20,191
Total current assets	377,545	356,458
Property and equipment, net	79,304	54,473
Restricted cash and investments	152,281	154,558
Other assets, net	391,597	153,972
Total assets	$1,000,727	$719,461

Liabilities and shareholders' equity
Current liabilities	$177,958	$121,409
Long-term debt	174,950	29,656
Other long-term liabilities	207,853	175,036
Total liabilities	560,761	326,101
Shareholders' equity	439,966	393,360
Total liabilities and shareholders' equity	$1,000,727	$719,461

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	39 Weeks Ended
	September 26, 2014	September 27, 2013
Cash flows from operating activities
Net income	$38,650	$30,412
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	20,126	15,133
Provision for doubtful accounts	9,619	8,785
Stock-based compensation	8,902	6,428
Deferred income taxes	6,077	(1,694)
Other operating activities	(148)	1,213
Changes in operating assets and liabilities, net of acquisition
Accounts receivable	(26,391)	(24,776)
Income taxes	(3,179)	6,580
Other assets	(6,510)	(4,703)
Accounts payable and other accrued expenses	(1,687)	(6,728)
Accrued wages and benefits	11,373	11,419
Workers' compensation claims reserve	532	2,785
Other liabilities	2,539	423
Net cash provided by operating activities	59,903	45,277

Cash flows from investing activities
Capital expenditures	(10,213)	(10,350)
Acquisition of businesses, net of cash acquired	(307,972)	(54,872)
Purchases of marketable securities	(25,057)	(35,300)
Sales and maturities of marketable securities	43,917	205
Change in restricted cash and cash equivalents	10,020	(1,338)
Purchases of restricted investments	(18,196)	(9,175)
Maturities of restricted investments	10,588	13,337
Net cash used in investing activities	(296,913)	(97,493)

Cash flows from financing activities
Net proceeds from stock option exercises and employee stock purchase plans	1,673	8,731
Common stock repurchases for taxes upon vesting of restricted stock	(3,021)	(2,653)
Proceeds from note payable	186,994	34,000
Payments on debt and other liabilities	(41,700)	(8,115)
Other	1,242	720
Net cash provided by financing activities	145,188	32,683

Effect of exchange rates on cash	(937)	(435)
Net change in cash and cash equivalents	(92,759)	(19,968)
CASH AND CASH EQUIVALENTS, beginning of period	122,003	129,513
CASH AND CASH EQUIVALENTS, end of period	$29,244	$109,545

TRUEBLUE, INC.
RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO
ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited, in thousands, except per share data)

	13 Weeks Ended
	September 26, 2014	September 27, 2013
GAAP Net income	$20,910	$18,952
Non-recurring acquisition costs, net of income tax (1)	1,404	380
Adjusted Net income	$22,314	$19,332

GAAP Net income per diluted share	$0.51	$0.47
Non-recurring acquisition costs, net of income tax (1)	0.03	0.01
Adjusted Net income per diluted share (2)	$0.54	$0.48

(1) Non-recurring acquisition costs for the current quarter related to the acquisition and integration of Seaton. The acquisition was completed on June 30, 2014, the first business day of our third quarter. The non-recurring acquisition costs for the prior year related to the acquisition and integration of TWC. The impact on net income per diluted share is net of income taxes at 40%.

(2) Adjusted net income and adjusted net income per diluted share are non-GAAP financial measures which exclude non-recurring costs for the purchase, integration, reorganization, and shutdown activities related to acquisitions, and which is used by management in communicating comparable performance. Adjusted net income and adjusted net income per diluted share should not be considered measures of financial performance in isolation or as an alternative to net income and net income per share in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.